UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2008

Western Reserve Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Suite 100, Medina, Ohio		44256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-764-3131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on October 16, 2008, the Board of Directors of Western Reserve Bancorp, Inc. (the "Company") approved the extension of the expiration date of certain stock options that had been previously granted under the Amended and Restated Western Reserve Bancorp, Inc. 1998 Stock Option Plan (the "Plan"). The Plan was amended on August 21, 2008 to allow for such extensions, and a Current Report on Form 8-K was filed with the Commission on August 26, 2008.

Stock options that would have expired on October 31, 2008 were extended until October 31, 2013. Mr. Edward J. McKeon, President and Chief Executive Officer of the Company, has 40,076 such stock options. Mr. Brian K. Harr and Mrs. Cynthia A. Mahl, Senior Vice Presidents, each have 6,250 such stock options.

Mr. Harr and Mrs. Mahl also each have 937 stock options that would have expired on February 14, 2010. These options were extended until February 14, 2015.

Item 9.01 Financial Statements and Exhibits.

A copy of the form of the Western Reserve Bancorp, Inc. Amendment to Stock Option Grant Agreement is attached as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Reserve Bancorp, Inc.

October 22, 2008	By:	Cynthia A. Mahl

Name: Cynthia A. Mahl
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Stock Option Grant Agreement